UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2020

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Valley Parkway, Suite 203 Escondido, California	92025
(Address of principal executive offices)	(Zip Code)

(760) 392-1343

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Emerging growth company  ☒

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2020, the board of directors of Modular Medical, Inc. (the “Company”) approved the appointment of Stephen Daly as the Company’s Chief Commercial Officer, a newly created position in the Company’s organizational structure. Mr. Daly will report to Paul DiPerna, the Company’s Chairman and Chief Executive Officer.

Prior to joining the Company, from December 2014 until February 2020, Mr. Daly served as United States General Manager for Adocia, a clinical-stage, French biotechnology company. Before joining Adocia, he served in senior roles for the commercialization of therapeutics in the diabetes and metabolism fields at companies such as Halozyme, Amylin Pharmaceuticals and Affymax. Prior to his industry-specific experience in diabetes and metabolism, Mr. Daly held portfolio planning and commercialization roles in the generic and biosimilar marketplace for Baxter International and Sicor, a division of Teva Pharmaceuticals. Mr. Daly holds a Bachelor of Science in business administration (finance and information systems) from Northeastern University.

There are no family relationships between Mr. Daly and any director or executive officer of the Company.

Under the terms of Mr. Daly’s employment offer letter agreement with the Company, he will be paid an annualized base salary of $250,000. He was also granted an option under the Company’s Amended 2017 Equity Incentive Plan to purchase 200,000 shares of the Company’s common stock that will vest with respect to one-third of the total number of shares subject to the option on the first anniversary of his employment with the Company and 1/36th of the shares subject to the option per month thereafter, subject in all events to Mr. Daly’s continued service with the Company. Mr. Daly is also eligible for a bonus of up to 30% of his base salary, as determined at the discretion of the Company’s board of directors.

The Company and Mr. Daly also entered into the Company’s standard form Employment, Confidential Information and Invention Assignment Agreement, effective as of March 2, 2019. The foregoing descriptions of the material terms of Mr. Daly’s employment offer letter agreement is qualified in its entirety by the terms and conditions of such agreement, which will be filed by the Company as an exhibit to its next annual filing on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modular Medical, Inc.

Date: March 9, 2020	/s/ Paul M. DiPerna
Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer